Exhibit 99.1

Stem Holdings, Inc. Closes Acquisition of Driven Deliveries, Inc.

Stem Holdings to become Driven By Stem

Acquisition Creates the First Vertically-Integrated Cannabis Company

with an Integrated Delivery-as-a-Service (DaaS) Platform

Company Projects US$75 Million Revenue in 2021

BOCA RATON, FL and LOS ANGELES, CA, December 30, 2020 – Stem Holdings, Inc. (“Stem” or the “Company”) (OTCQX: STMH CSE: STEM), a leading vertically-integrated cannabis and hemp branded products company with state-of-the-art cultivation, processing, extraction, retail, and distribution operations throughout the United States, today announced that it has completed its previously announced acquisition (the “Acquisition”) of Driven Deliveries, Inc. (“ Driven”) (OTCQB: DRVD), an e-commerce and DaaS (delivery-as-a-service) provider with proprietary logistics and omnichannel UX (user experience)/CX (customer experience) technology.

The Acquisition was completed under the terms of a definitive agreement and plan of reorganization, pursuant to which Driven shareholders received one share of common stock of Stem for each Driven share held. The combined market capitalization of the Company, after giving effect to the Acquisition, is US$65 million, based on the closing market price of Stem on the OTCQB on December 29, 2020. The Company is projected to have revenues of US$75M in CY21 and a combined gross profit of US$30 million. The Acquisition is expected to be immediately accretive to earnings per share of the Company. The shares of common stock of the Company are currently trading at 1.25X current sales run rate.

The shares of common stock of the Company will continue to trade under Stem’s current symbols (OTCQX: STMH CSE: STEM).

Driven currently operates in California, the largest U.S. cannabis market which has a $4 billion run-rate for annual cannabis sales, and the fifth-largest economy globally. As reported by New Cannabis Ventures in October 2020, total unit sales in California grew 45%, with 700 dispensaries statewide, and 40% of the population living within 60 miles of a dispensary. The Company expects that Driven is poised to meet increasing demand and will accelerate the distribution of upcoming Stem products entering the market in 2021. The Company also expects that consumer cannabis purchasing post-pandemic will rely increasingly on home delivery, as with other consumer product categories.

Key expansion strategies in place for 2021 include:

●	Launch of Driven’s delivery platform in Oregon in Q1/CY21, focusing on Stem’s owned-brands to expand its distribution footprint, as well as brands that complement the portfolio.

●	Launch of Stem’s Yerba Buena™ brand in California, its first new market for the brand. Known for both its THC and CBD proprietary genetics, products will include market-leading cultivars for flower and pre-roll. All products will be distributed by Driven or sold through the Company’s Northern California-based medical dispensary, Foothills Health & Wellness.

●	Further expansion of additional new margin-accretive Stem brands and products starting in California, including Cannavore™ edibles now available in Oregon and Nevada, and TravisxJames™ vapes based on the success of the brand in Nevada. Distribution will expand into all new markets with Driven’s proprietary software providing speed to market.

●	Launch of delivery services into Stem’s current and future markets.

‘This acquisition is a game-changer for the industry, for our valued customers, and for shareholders of Stem,” stated Adam Berk, Chief Executive Officer of the Company. “Stem is now uniquely poised to meet growing demand in the evolving marketplace for top quality cannabis with our exciting brands and omnichannel capability to create loyalty among consumers who can now choose whether to buy in-store, through curbside pick-up, or to have swift home delivery at any time,” he continued. “And with research showing that 68% of consumers expect to continue home delivery post-pandemic,1 we will be in the best position to service our customers in all current and future markets,” he concluded.

Visit www.drivenbystem.com for more information.

About Driven By Stem

Driven By Stem’s brand offerings will cover multiple cannabis product categories, particularly flower, extracts, edibles, and topicals with award-winning brands including TJ’s Gardens™ and Yerba Buena™; Cannavore™ an edible brand; and Doseology™, a CBD mass-market brand launching in 2021. As a cannabis technology company, Driven’s Budee™ and Ganjarunner™ e-commerce platforms are expected to partner with leading cannabis companies in new geographies to meet the demand for quick and accurate product deliveries.

[1]	Source: Chainstoreage.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that constitute “forward-looking information” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the management of Stem with respect to future business activities. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect” or similar expressions and includes information regarding: (i) the ability of the Company to integrate Driven’s technology and to distribute Stem’s brands through such platform; (ii) expectations around the accretive nature of the Acquisition and the expected combined market capitalization of the Company; (iii) the expansion of the Company’s market following the closing of the Acquisition and the ability to scale operations; (iv) the expected cost savings and other efficiencies following the closing of the Acquisition; and (v) the launch of delivery services into Stem’s current and future markets. Investors are cautioned that forward-looking information is not based on historical facts but instead reflects the management of Stem’s expectations, estimates or projections concerning future results or events based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although Stem believes that the expectations reflected in such forward-looking information are reasonable, such information involves risks and uncertainties, and undue reliance should not be placed on such information, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the Company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information are the following: changes in general economic, business and political conditions, including changes in the financial markets; the ability of the Company to raise debt and equity capital in the amounts and at the costs that it expects; adverse changes in the public perception of cannabis; construction delays; decreases in the prevailing prices for cannabis and cannabis products in the markets that the Company operates in; adverse changes in applicable laws; adverse changes in the application or enforcement of current laws, including those related to taxation; the inability to locate and acquire suitable companies, properties and assets necessary to execute on the Company’s business plans; political risk; and increasing costs of compliance with extensive government regulation. This forward-looking information may be affected by risks and uncertainties in the business of Stem and market conditions.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although Stem has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. Stem does not assume any obligation to update this forward-looking information except as otherwise required by applicable law.

No securities regulatory authority has in any way passed upon the merits of the proposed transactions described in this news release or has approved or disapproved of the contents of this news release.

For further information, please contact:

Media Contact:

Mauria Betts

STEM HOLDINGS, INC.

Mauria@stemholdings.com

971.319.0303

Investor Contact:

KCSA Strategic Communications

Valter Pinto or Elizabeth Barker

+1 212-896-1254 or +1 212-896-1203

DRVD@kcsa.com

4